Exhibit 32.1

CERTIFICATION
18 U.S.C. Section 1350 as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

We, the undersigned Michael J. Hennigan, being, respectively, the President and Chief Executive Officer and Martin Salinas, Jr., being respectively, the Chief Financial Officer, of Sunoco Partners LLC, the general partner of the registrant Sunoco Logistics Partners L.P., do each certify that the registrant’s Annual Report on Form 10-K for the year ended December 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this annual report fairly presents, in all material respects, the financial condition and results of operations of Sunoco Logistics Partners L.P.

Date: February 26, 2015

/s/ MICHAEL J. HENNIGAN
Name: Michael J. Hennigan
Title: President and Chief Executive Officer

Date: February 26, 2015

/s/ MARTIN SALINAS, JR.
Name: Martin Salinas, Jr.
Title: Chief Financial Officer

Date: February 26, 2015